February 20, 1998
Dear Stockholder:

The Performance Graph set forth below is to replace that which appears on page 22 of the proxy statement relating to the Annual Meeting of Stockholders of Toll Brothers, Inc. to be held on March 5, 1998. When we were preparing the graph, we erroneously used the values for the five year period ended October 31, 1996 instead of 1997. We apologize for any inconvenience this error may have caused. We are enclosing an additional proxy card in the event you either have not already cast your proxy or wish to change your vote.


COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG TOLL BROTHERS, INC., THE S&P 500 INDEX AND
THE S&P HOMEBUILDING INDEX

        Toll Brothers, Inc.   S&P 500 Index   S&P homebuilding
1992    100                   100                 100
1993    175                   115                 147
1994    122                   119                  79
1995    199                   151                 110
1996    189                   187                 100
1997    246                   247                 177

* $100 invested on 10/31/92 in Stock or Index - including reinvestment of dividends. Fiscal year ended October 31.